                                                                     Exhibit 1.1


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                              CSK AUTO CORPORATION

                            (a Delaware corporation)





                        11,283,967 Shares of Common Stock







                               PURCHASE AGREEMENT




                              Dated: June __, 2002





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
                                TABLE OF CONTENTS

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SECTION 1.  Representations and Warranties. ..........................       3

      (a)   Representations and Warranties by the Company ............       3

      (b)   Representations and Warranties by the Selling Shareholders      10

      (c)   Officer's Certificates ...................................      12

SECTION 2.  Sale and Delivery to Underwriters; Closing. ..............      12

      (a)   Initial Securities .......................................      12

      (b)   Option Securities ........................................      12

      (c)   Payment ..................................................      13

      (d)   Denominations; Registration ..............................      13

SECTION 3.  Covenants of the Company .................................      14

      (a)   Compliance with Securities Regulations and Commission
            Requests .................................................      14

      (b)   Filing of Amendments .....................................      14

      (c)   Delivery of Registration Statements ......................      14

      (d)   Delivery of Prospectuses .................................      15

      (e)   Continued Compliance with Securities Laws ................      15

      (f)   Blue Sky Qualifications ..................................      15

      (g)   Rule 158 .................................................      15

      (h)   Use of Proceeds ..........................................      16

      (i)   Listing ..................................................      16

      (j)   Restriction on Sale of Securities ........................      16

      (k)   Reporting Requirements ...................................      16

SECTION 4.  Payment of Expenses. .....................................      16

      (a)   Expenses .................................................      16

      (b)   Expenses of the Selling Shareholders .....................      17

      (c)   Termination of Agreement .................................      17

      (d)   Allocation of Expenses ...................................      17

SECTION 5.  Conditions of Underwriters' Obligations ..................      17

      (a)   Effectiveness of Registration Statement ..................      17

      (b)   Opinion of Counsel for Company ...........................      18

      (c)   Opinion of Counsel for the Selling Shareholders ..........      18


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
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      (d)   Opinion of Counsel for Underwriters ......................      18

      (e)   Officers' Certificate ....................................      18

      (f)   Certificate of Selling Shareholders ......................      19

      (g)   Accountant's Comfort Letter ..............................      19

      (h)   Bring-down Comfort Letter ................................      19

      (i)   Approval of Listing ......................................      19

      (j)   No Objection .............................................      19

      (k)   Lock-up Agreements .......................................      19

      (l)   Conditions to Purchase of Option Securities ..............      19

      (m)   Additional Documents .....................................      20

      (n)   Termination of Agreement .................................      20

SECTION 6.  Indemnification. .........................................      20

      (a)   Indemnification of Underwriters ..........................      20

      (b)   Indemnification of Company, Directors and Officers and
            Selling Shareholders .....................................      22

      (c)   Actions against Parties; Notification ....................      22

      (d)   Settlement without Consent if Failure to Reimburse .......      23

      (e)   Other Agreements with Respect to Indemnification .........      23

SECTION 7.  Contribution. ............................................      23

SECTION 8.  Representations, Warranties and Agreements to Survive
            Delivery .................................................      24

SECTION 9.  Termination of Agreement. ................................      24

      (a)   Termination; General .....................................      24

      (b)   Liabilities ..............................................      25

SECTION 10. Default by One or More of the Underwriters ...............      25

SECTION 11. [Default by One or More of the Selling Shareholders or
            the Company ..............................................      26

SECTION 12. Notices ..................................................      26

SECTION 13. Parties ..................................................      27

SECTION 14. GOVERNING LAW AND TIME ...................................      27

SECTION 15. Effect of Headings .......................................      27



                                       ii
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
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
SCHEDULES
      Schedule A  -  List of Underwriters ......................      Sch A-1
      Schedule B  -  List of Selling Shareholders ..............      Sch B-1
      Schedule C  -  Pricing Information .......................      Sch C-1
      Schedule D -  List of Subsidiaries .......................      Sch D-1
      Schedule E -  List of Persons subject to Lock-up .........      Sch E-1
      Schedule F -  List of Agreements with Registration Rights       Sch F-1
EXHIBITS
      Exhibit A - Form of Opinion of Company's Counsel .........          A-1
      Exhibit AA - Form of Opinion of General Counsel ..........         AA-1
      Exhibit B - Form of Opinion for Glenellen ................          B-1
      Exhibit BB - Form of Opinion for Transatlantic ...........         BB-1
      Exhibit BBB - Form of Opinion for the Carmel Trust .......        BBB-1
      Exhibit C - Form of Lock-up Letter .......................          C-1

                              CSK AUTO CORPORATION

                            (a Delaware corporation)

                        11,283,967 Shares of Common Stock

                           (Par Value $.01 Per Share)

                               PURCHASE AGREEMENT

                                                                   June __, 2002

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
      Incorporated
UBS WARBURG LLC
CREDIT SUISSE FIRST BOSTON CORPORATION
GOLDMAN, SACHS & CO.
            as Representatives of the several Underwriters

c/o  Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
      Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

      CSK Auto Corporation, a Delaware corporation (the "Company") and the entities listed in Schedule B hereto (the "Selling Shareholders"), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, UBS Warburg LLC, Credit Suisse First Boston Corporation and Goldman, Sachs & Co. are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the sale by the Company and the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in Schedules A and B hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,692,595 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 11,283,967 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 1,692,595 shares of

Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

      The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

      The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-89982) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated June 6, 2002 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

      All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the

Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

      SECTION 1.  Representations and Warranties.

      (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

            (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

            At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

            Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

            (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

            (iv) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes, if any, included in the Registration Statement and the Prospectus present fairly the information shown therein, the assumptions used in the preparation of the pro forma financial statements provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

            (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

            (vii) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (including CSK Auto, Inc., an Arizona Corporation, each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Schedule D hereto.

            (viii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (as of the dates set forth therein) under the sections entitled "Prospectus Summary--the Offering" and "Description of Capital Stock" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities, options or warrants referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock, including the Securities to be purchased by the Underwriters from the Selling Shareholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

            (ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

            (x) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

            (xi) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

            (xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, which may reasonably be expected to result in a Material Adverse Effect.

            (xiii) Absence of Proceedings. There is no action, suit, proceeding or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which if determined adversely to the Company or such subsidiary would singly or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

            (xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

            (xv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

            (xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

            (xvii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            (xviii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as
      (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the primary uses made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect as of the dates set forth therein, and neither the Company nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            (xix) Investment Company Act. The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act"); and the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" as defined in the Investment Company Act.

            (xx) Environmental Laws. Except as would not, individually or in the aggregate, have a Material Adverse Effect or otherwise require disclosure in the Registration Statement, (i) neither the Company nor any of its subsidiaries has been or is in violation of any federal, state or local laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products ("Materials of Environmental Concern"), or otherwise relating to the protection of human health and safety, or the use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with, or lack of, any permits or other environmental authorizations; (ii) there are no circumstances, either past, present or that are reasonably foreseeable, that may lead to any such violation in the future; (iii) neither the Company nor any of its subsidiaries has received any communication

      (written or oral), whether from a governmental authority or otherwise, alleging any such violation; (iv) there is no pending or threatened claim, action, investigation or notice (written or oral) by any person or entity alleging potential liability of the Company or any of its subsidiaries (or against any person or entity for whose acts or omissions the Company or any of its subsidiaries is or may reasonably be expected to be liable, either contractually or by operation of law) for investigatory, cleanup, or other response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (A) the presence, or release into the environment, of any Materials of Environmental Concern at any location, or (B) circumstances forming the basis of any violation or potential violation, of any Environmental Law (collectively, "Environmental Claims"); and (v) there are no past or present actions, activities, circumstances, conditions, events or incidents that could form the basis of any Environmental Claim.

            (xxi) Internal Accounting Controls. The Company and each subsidiary of the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (xxii) Taxes. All material Tax returns required to be filed by the Company and its Subsidiaries have been filed and all such returns are true, complete, and correct in all material respects. All material Taxes that are due or claimed to be due from the Company and its Subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which, in the case of both clauses (i) and (ii), adequate reserves have been established on the books and records of the Company and its Subsidiaries in accordance with GAAP. There are no proposed material Tax assessments against the Company or any of its Subsidiaries as to which the Company has been notified. The accruals and reserves on the books and records of the Company and its Subsidiaries in respect of any material Tax liability for any Taxable period not finally determined are reasonably adequate to meet any assessments of Tax for any such period. For purposes of this Purchase Agreement, the term "Tax" and "Taxes" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

            (xxiii) Registration Rights. Other than the agreements listed in Schedule F hereto, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the

      Act. No such person (except for the Selling Shareholders, whose Common Stock is being registered pursuant to the Registration Statement) currently has any rights to require the Company to include any securities in the Securities registered pursuant to the Registration Statement.

      (b) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder severally represents and warrants to each Underwriter as of the date hereof and as of the Closing Time, and agrees with each Underwriter, as follows:

            (i) Accurate Disclosure. Each Selling Shareholder has reviewed the Registration Statement, and the sale of the Offered Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Prospectus or any supplement thereto. The information in the Registration Statement under the caption "Principal and Selling Stockholders" which specifically relates to such Selling Shareholder does not, and will not on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (ii) Authorization of Agreements. Each Selling Shareholder has the full right, power and authority to enter into this Agreement and a Power of Attorney and Custody Agreement (the "Power of Attorney and Custody Agreement") and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder. The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder have been duly authorized by such Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties.

            (iii) Good and Marketable Title. Such Selling Shareholder has and will at the Closing Time have valid and marketable title to the Securities to be sold by such Selling Shareholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each such Underwriter has no notice of any adverse claim, each of the Underwriters will receive good and marketable title to the Securities purchased by it from such Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

            (iv) Due Execution of Power of Attorney and Custody Agreement. Such Selling Shareholder has duly executed and delivered, in the form heretofore furnished to the Representatives, the Power of Attorney and Custody Agreement with Robert Smith or Eddie Trump, as applicable, as attorney-in-fact (the "Attorney-in-Fact") and Jenkens & Gilchrist Parker Chapin LLP, as custodian (the "Custodian"); the Custodian is authorized to deliver the Securities to be sold by such Selling Shareholder hereunder and to accept payment therefor; and the Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in
      Section 5(f) or that may be required pursuant to Section 5(l) and 5(m) on behalf of such Selling Shareholder, to sell, assign and transfer to the Underwriters the Securities to be sold by such Selling Shareholder hereunder, to determine the purchase price to be paid by the Underwriters to such Selling Shareholder, as provided in Section 2(a) hereof, to authorize the delivery of the Securities to be sold by such Selling Shareholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement.

            (v) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

            (vi) Absence of Further Requirements. No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Selling Shareholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the offer, sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

            (vii) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, such Selling Shareholder will not, without the prior written consent of UBS Warburg LLC, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder.

            (viii) Certificates Suitable for Transfer. Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement.

            (ix) No Association with NASD. Neither such Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

      (c) Officer's Certificates. Any closing certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

      SECTION 2.  Sale and Delivery to Underwriters; Closing.

      (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Shareholder, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, at the price per share set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or such Selling Shareholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

      (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,692,595 shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

      (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, CA 90071, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Shareholders, at 7:00 A.M. (California time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company and the Selling Shareholders (such time and date of payment and delivery being herein called "Closing Time").

      In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

      Payment shall be made to the Company and the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by the Company and the Custodian pursuant to each Selling Shareholder's Power of Attorney and Custody Agreement, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

      (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

      SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

      (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (1) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

      (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

      (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including, if requested by any Underwriter, exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

      (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

      (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

      (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

      (i) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

      (j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of UBS Warburg LLC, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan.

      (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

      SECTION 4.  Payment of Expenses.

      (a) Expenses. Except as otherwise set forth herein, the Company will pay or cause to be paid all expenses incident to the performance of its obligations and the obligations of the Selling Shareholders under this Agreement, including
(i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange. Notwithstanding anything to the contrary in this Section 4, the cost or expense of all underwriting discounts and selling commissions applicable to the sale of Securities pursuant to this Agreement shall be borne by each Selling Shareholder and the Company, in proportion to the number of shares sold by each such party.

      (b) Expenses of the Selling Shareholders. The Selling Shareholders will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities owned by each of them to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their respective counsel and accountants.

      (c) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters; provided, however, that if any such termination of this Agreement is caused by, or based upon, a default by one or more Selling Shareholders as referred to in Section 11 of this Agreement, or the failure of one or more Selling Shareholders to comply with its requirements under Section 5 of this Agreement, then the Selling Shareholders shall reimburse the Underwriters for such expenses..

      (d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

      SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

      (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

      (b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, of Gibson, Dunn & Crutcher LLP, counsel for the Company, and Lon Novatt, General Counsel of the Company, in each case, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibits A and AA hereto.

      (c) Opinion of Counsel for the Selling Shareholders. At Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, of (i) Jenkens & Gilchrist Parker Chapin LLP, (ii) Charles Adams, Ritchie & Duckworth and (iii) Torys LLP, counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibits B, BB and BBB hereto.

      (d) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher and Flom LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (i),
(ii), (v), (vi) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (viii) through
(x), inclusive, (xiii), (xv) (solely as to the information in the Prospectus under "Description of Capital Stock--Common Stock") and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

      (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of each of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

      (f) Certificate of Selling Shareholders. At Closing Time, the Representatives shall have received a certificate of an Attorney-in-Fact on behalf of or an executive officer of each Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

      (g) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers, LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

      (h) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from PricewaterhouseCoopers, LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

      (i) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

      (j) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

      (k) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule E hereto.

      (l) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

            (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

            (ii) Opinion of Counsel for Company. The favorable opinion of Gibson, Dunn & Crutcher, LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option

      Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

            (iii) Opinion of Counsel for Underwriters. The favorable opinion of Skadden, Arps, Slate, Meagher and Flom LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

            (iv) Bring-down Comfort Letter. A letter from PricewaterhouseCoopers, LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative(s) pursuant to Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

      (m) Additional Documents. At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

      (n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

      SECTION 6.  Indemnification.

      (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii) and
(iii) below. In addition, each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Selling Shareholders; and

            (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
      (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and, provided, further, that the Company will not be liable to any Underwriter with respect to any prospectus to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of a requirement of this Agreement or applicable law, sold Securities to a person to whom such Underwriter failed to send or give, at or prior to the Closing Date, a copy of the Prospectus, as then amended or supplemented if: (i) the Company has previously furnished copies thereof (sufficiently in advance of the Closing Date to allow for distribution by the Closing Date) to the Underwriter and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the preliminary Prospectus which was corrected in the Prospectus as, if applicable, amended or supplemented prior to the Closing Date and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and (ii) such failure to give or send such Prospectus by the Closing Date to the party or parties asserting such loss, liability, claim, damage or expense would have constituted the sole defense to the claim asserted by such person; provided, further that the Selling Shareholders shall only be subject to such liability to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon information provided in writing by such Selling Shareholder or contained in a representation or warranty given by such Selling Shareholder in this Agreement or the Custody Agreement; and provided, further, that the liability under this subsection of each Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Shareholder from the sale of Securities sold by such Selling Shareholder hereunder.

      (b) Indemnification of Company, Directors and Officers and Selling Shareholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, prior to the date of such settlement, (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable, and (2) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

      (e) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

      SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of the Securities as set forth on such cover.

      The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

      The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

      SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Selling Shareholders, and shall survive delivery of the Securities to the Underwriters.

      SECTION 9.  Termination of Agreement.

      (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or
(iv) if a banking moratorium has been declared by either Federal or New York authorities.

      (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

      SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

            (i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

            (ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

      No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

      In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Representatives or (ii) the Company and any Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

      SECTION 11. [Default by One or More of the Selling Shareholders or the Company.

      (a) If a Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, [and the remaining Selling Shareholders] do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or
(b) elect to purchase the Securities which the non-defaulting Selling Shareholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.]

      In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Representative(s), the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

      (b) If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

      SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at 10900 Wilshire
Boulevard, Suite 900, Los Angeles, California 90024, attention of [   ]; notices
to the Company shall be directed to it at 645 E. Missouri Ave. Suite 400, Phoenix, AZ

85012, attention of Chief Financial Officer; and notices to the Selling Shareholders shall be directed to the address set forth below such Selling Shareholders' names on Schedule B hereto.

      SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

      SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. UNLESS OTHERWISE INDICATED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

      SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.







                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.


                                          Very truly yours,

                                          CSK AUTO CORPORATION


                                          By _________________________________
                                             Name:
                                             Title:

                                          CHILTERN TRUSTEES LIMITED,
                                              as Trustee of Carmel Trust


                                          By _________________________________
                                             Robert Smith, as Attorney-in-Fact

                                           GLENELLEN INVESTMENT CO.


                                          By _________________________________
                                             Robert Smith, as Attorney-in-Fact

                                           TRANSATLANTIC INVESTMENTS, LLC


                                          By _________________________________
                                              Eddie Trump, as Attorney-in-Fact

CONFIRMED AND ACCEPTED,
   as of the date first above written:

MERRILL LYNCH & CO.
   MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
UBS WARBURG LLC CREDIT
SUISSE FIRST BOSTON CORPORATION
GOLDMAN, SACHS & CO.


By:   MERRILL LYNCH, PIERCE, FENNER & SMITH
      INCORPORATED
      By  __________________________________
          Name:
          Title:

      Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A


                                                                  Number of
                                                                   Initial
   Name of Underwriter                                           Securities
   -------------------                                           ----------
Merrill Lynch, Pierce, Fenner & Smith Incorporated..........
UBS Warburg LLC.............................................
Credit Suisse First Boston Corporation......................
Goldman, Sachs and Co. .....................................





                                                                 ----------
Total.......................................................     11,283,967
                                                                 ==========

                                   SCHEDULE B

                                 Number of Initial     Maximum Number of Option
                               Securities to be Sold     Securities to Be Sold
                               ---------------------     ---------------------
CSK Auto Corporation                5,642,000                  1,692,595

Chiltern Trustees Limited,            497,282                         --
  as Trustee of Carmel Trust
c/o Skadden, Arps, Slate,
Meagher
 & Flom
333 West Wacker Drive
Chicago, Illinois 60606

Glenellen Investment Co.            4,600,000                         --
c/o Skadden, Arps, Slate,
Meagher
 & Flom
333 West Wacker Drive
Chicago, Illinois 60606

Transatlantic Investments, LLC        544,685                         --
P.O. Box 186
East Brunswick, New Jersey
 08816
Attention: James M. Lieb,
 Executive Vice President
      Total...............         11,283,967                  1,692,595

                                   SCHEDULE C

                              CSK AUTO CORPORATION
                        11,283,967 Shares of Common Stock
                           (Par Value $.01 Per Share)


      1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $[ ].

      2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $[ ], being an amount equal to the initial public offering price set forth above less $[ ] per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

                                   SCHEDULE D

                              List of Subsidiaries


CSK Auto, Inc.

Automotive Information Systems, Inc.

CSKAUTO.COM, Inc.

                                   SCHEDULE E

                 List of persons and entities subject to lock-up

Equity CSKa Limited
Equity CSKb Limited
Equity CSKc Limited
Auto Equity Limited
Auto Parts Limited
Auto Investments Limited
CSK Investments Limited
CSK Equity Limited
New CSK Equity Limited
Investcorp CSK Holdings L.P.
CSK International Limited
J.P. Morgan (Suisse) S.A., as successor to Chase Bank (C.I.) Nominees Limited South Bay Limited
Investcorp Investment Equity Limited
Ballet Limited
Denary Limited
Gleam Limited
Highlands Limited
Noble Limited
Outrigger Limited
Quill Limited
Radial Limited
Shoreline Limited
Zinnia Limited
Chiltern Trustees Limited, in its capacity as trustee of The Carmel Trust Glenellen Investment Co.
Transatlantic Investments, LLC
The JAB Trust
Lehman Brothers Holdings Inc.
Maynard Jenkins
Martin Fraser
Dale Ward
Larry Buresh
Lon Novatt
Hal Smith
Don Watson
Larry Ellis
James G. Bazlen
James O. Egan
Morton Godlas
Terilyn Henderson
Charles Marquis
Simon Moore
Frederick Johnson Rowan II
Robert Smith
Christopher J. Stadler
Jules Trump
Eddie Trump
Savio W. Tung

                                   SCHEDULE F

                   List of Agreements with Registration Rights


      1) Stockholders' Agreement dated as of October 30, 1996, as thereafter amended and supplemented, by and between the Investcorp Group (as defined therein), the Carmel Group (as defined therein), the Company and other named stockholders.

      2) Amended and Restated Registration Rights Agreement dated as of May 16, 2002, by and between CSK Auto Corporation and LBI Group Inc. and Investcorp CSK Holdings L.P. (relating to $50MM 7% convertible debentures).

      3) Registration Rights Agreement dated August 14, 2001, by and between CSK Auto Corporation and Oppenheimer Capital Investment Fund (relating to $30MM 7% convertible note).

      4) Registration Rights Agreement dated December 21, 2001, by and between Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc., UBS Warburg LLC and CSK Auto Inc., as issuer, and the Guarantors identified therein (relating to 12% Senior Notes).

                                                                       EXHIBIT A

                 FORM OF OPINION OF GIBSON, DUNN & CRUTCHER LLP
                    TO BE DELIVERED PURSUANT TO SECTION 5(B)

      (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

      (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

      (iii) The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability solely by reason of being such a holder.

      (iv) The issuance and sale of the Securities by the Company and the sale of the Securities by the Selling Shareholders is not subject to the preemptive or other similar rights of any securityholder of the Company under the Delaware General Corporation Law, the Company's charter or bylaws or any contract filed as an exhibit to the Company's most recent Form 10-K and any exhibits filed by the Company with any subsequent SEC filings.

      (v) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

      (vi) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge based solely upon telephonic advice from the staff of the Commission on the date hereof, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

      (vii) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

      (viii) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the New York Stock Exchange.

      (ix) The due authorization, execution, delivery and performance by the Company of the Purchase Agreement, and the issuance, sale and delivery of the Securities in compliance with the terms and provisions of the Purchase Agreement, will not require any consent, authorization, filing with or approval of any governmental authority or regulatory body of the State of New York or the United States

                                  EXHIBIT A-1
of America under any law or regulation of the State of New York or the United States of America applicable to the Company (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Purchase Agreement, except for such filings or approvals that, if not made or obtained, would not have a Material Adverse Effect.

      (x) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xi) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to those contracts filed as exhibits to the Company's most recent Form 10-K and any exhibits filed by the Company with any subsequent SEC filings (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary.

      (xi) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act.

      The information in the Prospectus under "Description of Capital Stock", "Material United States Federal Tax Considerations for Non-United States Holders" and in the Registration Statement under Item 15, to the extent that it constitutes summaries of legal matters, the Company's charter and bylaws, has been reviewed by us and constitutes a fair summary of the legal matters and documents described therein.

      Such counsel shall state that (A) they have participated in conferences with officers and other representatives of the Company, representatives of the independent auditors of the Company and representatives of the Underwriters at which the contents of the Registration Statement and related matters were discussed, (B) because the purpose of their professional engagement was not to establish or confirm factual matters and because the scope of our examination of the affairs of the Company did not permit us to verify the accuracy, completeness or fairness of the statements set forth in the Registration Statement, such counsel are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement except to the extent set forth in the sentence immediately preceding this paragraph and (C) on the basis of the foregoing, and except for the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom as to which we express no such belief, no facts have come to our attention that led us to believe that the Registration Statement, as of the date it became effective or the Prospectus as of the time of its issuance or at the Closing Time contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                  EXHIBIT A-2

                                                                      EXHIBIT AA

                  FORM OF OPINION OF COMPANY'S GENERAL COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION 5(B)

      (i) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

      (ii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (as of the dates set forth therein) under the sections entitled "Prospectus Summary--the Offering" and "Description of Capital Stock" (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities, options or warrants referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

      (iii) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of my knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

      (iv) To the best of my knowledge, there is not pending or threatened any action, suit, proceeding or investigation, to which the Company or any subsidiary is a party, before or brought by any court or governmental agency or body, domestic or foreign, which, if determined adversely to the Company or such subsidiary, would have a Material Adverse Effect, or which would materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

      (v) All descriptions in the Registration Statement of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best

                                  EXHIBIT A-1
of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

      (vi) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which I need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.

      (vii) To the best of my knowledge, neither the Company nor any subsidiary is in violation of its charter or by-laws and no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

      (viii) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, result in a violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations.

      Nothing has come to my attention that led me to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the

                                  EXHIBIT A-2

Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).


                                  EXHIBIT A-3

                                                                       EXHIBIT B

                    FORM OF OPINION OF COUNSEL FOR GLENELLEN
                    TO BE DELIVERED PURSUANT TO SECTION 5(c)

      (i) No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws, as to which we need express no opinion) is necessary or required to be obtained by the Selling Shareholders for the performance by each Selling Shareholder of its obligations under the Purchase Agreement or in the Power of Attorney and Custody Agreement, or in connection with the offer, sale or delivery of the Securities.

      (ii) Each Power of Attorney and Custody Agreement has been duly executed and delivered by the respective Selling Shareholders named therein and constitutes the legal, valid and binding agreement of such Selling Shareholder.

      (iii) The Purchase Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Shareholder.

      (iv) The Attorney-in-Fact has been duly authorized by the Selling Shareholders to deliver the Securities on behalf of the Selling Shareholders in accordance with the terms of the Purchase Agreement.

      (v) The execution, delivery and performance of the Purchase Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement and compliance by each Selling Shareholder with its obligations under the Purchase Agreement have been duly authorized by all necessary action on the part of the Selling Shareholders and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities or any property or assets of the Selling Shareholders pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement to which any Selling Shareholder is a party or by which it may be bound, or to which any of the property or assets of the Selling Shareholders may be subject nor will such action result in any violation of the provisions of the charter or by-laws of the Selling Shareholders, if applicable, or any law, administrative regulation, judgment or order of any governmental agency or body or any administrative or court decree having jurisdiction over such Selling Shareholder or any of its properties.

      (vi) To the best of our knowledge, each Selling Shareholder has valid and marketable title to the Securities to be sold by such Selling Shareholder pursuant to the Purchase Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, and has full right, power and authority to sell, transfer and deliver such Securities pursuant to the Purchase Agreement. By delivery of a certificate or certificates therefor such Selling Shareholder will transfer to the Underwriters who have purchased such Securities pursuant to the Purchase Agreement (without notice of any defect in the title of such Selling Shareholder and who are otherwise bona fide purchasers for purposes of the Uniform Commercial Code) valid and marketable title to such Securities, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

                                  EXHIBIT B-1

                                                                      EXHIBIT BB

                  FORM OF OPINION OF COUNSEL FOR TRANSATLANTIC
                    TO BE DELIVERED PURSUANT TO SECTION 5(c)


                      Jenkens & Gilchrist Parker Chapin LLP



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                                 (512) 499-3800
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                                 (713) 951-3300
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                                 (310) 820-8800
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                                 (202) 326-1500





                                  June __, 2002

Merrill Lynch & Co.
  Merrill Lynch, Pierce, Fenner & Smith Incorporated UBS Warburg LLC Credit Suisse First Boston Corporation Goldman, Sachs & Co.

    As representatives of the several Underwriters named in Schedule A to the Purchase Agreement dated June __, 2002 among CSK Auto Corporation and each of the Underwriters named in said Schedule

c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith, Incorporated
North Tower
World Financial Center

New York, New York  10281-1209

                  Re:      CSK Auto Corporation

Ladies and Gentlemen:

                  We have acted as special counsel to Transatlantic Investments, LLC, a Delaware limited liability company ("Transatlantic"), in connection with the sale by Transatlantic of 544,685 shares of Common Stock, $.01 par value per share (the "Transatlantic Shares"), of CSK Auto Corporation ("CSK"). This opinion letter is being delivered to you pursuant to Section 5(c) of the Purchase Agreement dated June __, 2002 among you, CSK and the Selling Shareholders named in Schedule B thereof (the "Purchase Agreement"). Each capitalized term used but not defined herein shall have the meaning ascribed to it in the Purchase Agreement.

                                  EXHIBIT BB-1

                  In so acting, we have examined originals or copies, satisfactory to us, of: (i) the Certificate of Formation of Transatlantic certified by the Secretary of State of Delaware on June __, 2002; (ii) the Limited Liability Company Agreement of Transatlantic certified by the sole member of Transatlantic; (iii) a certificate of the sole member of Transatlantic certifying resolutions adopted by it on June __, 2002; (iv) an executed copy of the Purchase Agreement; (v) an executed copy of the Power of Attorney dated June __, 2002 executed by Transatlantic (the "Transatlantic Power of Attorney"); (vi) an executed copy of the Custody Agreement dated June __, 2002 by Transatlantic to this firm (the "Transatlantic Custody Agreement"); and (vii) a copy of the certificate representing the Shares to be sold by Transatlantic.

                  In addition, we have made such other investigations of applicable law as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed.

                  In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals and the conformity with the authentic original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies. We have assumed, and without independent investigation have relied exclusively upon, the factual accuracy of the representations, warranties and other information contained in the items we examined and upon the assumptions we have made herein. Also, we have relied upon such certificates of public officials and of officers of the sole member of Transatlantic with respect to the accuracy of factual matters contained therein which were not independently established by us.

                  Where reference is made in this opinion letter to matters within our knowledge, or to facts, circumstances or documents known to us, such reference means the actual knowledge of those attorneys within our firm who have given substantive attention to the Purchase Agreement and the transactions contemplated thereby.

                  Our opinions are limited to the date hereof and we do not in any event undertake to advise you of any facts or circumstances occurring or coming to our attention subsequent to the date hereof.

                  We call your attention to the fact that we are counsel admitted to practice only in the State of New York, and we do not express any opinion with respect to the applicable laws, or the effect or applicability of the laws, of any jurisdiction other than those of the State of New York, the Delaware Limited Liability Company Act and the laws of the United States of America. To the extent that New York law would defer to the laws of some other jurisdiction, we have assumed (with your consent) that the applicable laws of such other jurisdiction are identical to New York law. We do not express any opinion with respect to the "blue sky" or securities laws of any State or other jurisdiction (other than the federal securities laws of the United States of America).

                  Based upon and subject to the foregoing and the other qualifications, exceptions, assumptions, limitations, definitions and exclusions contained in this letter, we are of the opinion that:


                                  EXHIBIT BB-2

1. No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws, as to which we express no opinion) is necessary or required to be obtained by Transatlantic for the performance by Transatlantic of its obligations under the Purchase Agreement or the Transatlantic Power of Attorney and the Transatlantic Custody Agreement, or in connection with the offer, sale or delivery of the Securities.

2. The Transatlantic Power of Attorney and the Transatlantic Custody Agreement have each been duly executed and delivered by Transatlantic and constitute the legal, valid and binding agreements of Transatlantic.

3. The Purchase Agreement has been duly executed and delivered by or on behalf of Transatlantic.

4. The Attorney-in-Fact has been duly authorized by Transatlantic to deliver the Securities on behalf of Transatlantic in accordance with the terms of the Purchase Agreement.

5. The execution, delivery and performance of the Purchase Agreement, the Transatlantic Power of Attorney and the Transatlantic Custody Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement and compliance by Transatlantic with its obligations under the Purchase Agreement have been duly authorized by all necessary action on the part of Transatlantic and (A) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities or any property or assets of Transatlantic pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement of which we have knowledge to which Transatlantic is a party or by which it is bound, or to which any of the property or assets of Transatlantic are subject nor (B) will such action result in any violation of the provisions of (i) the Certificate of Formation or the Limited Liability Company Agreement of Transatlantic, (ii) any law or administrative regulation having jurisdiction over Transatlantic or any of its properties that are applicable to Transatlantic or (iii) to our knowledge, any judgment or order of any governmental agency or body or any administrative or court decree having jurisdiction over Transatlantic or any of its properties.

6. To our knowledge, Transatlantic has valid and marketable title to the Securities to be sold by it pursuant to the Purchase Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance

                                  EXHIBIT BB-3

                  (other than pursuant to the Purchase Agreement), and Transatlantic has the legal right, power and authority to sell, transfer and deliver such Securities pursuant to the Purchase Agreement. By delivery of a certificate or certificates therefor, endorsed to the Underwriters, against payment therefor by the Underwriters pursuant to the Purchase Agreement, Transatlantic will transfer title to such Securities to the Underwriters who have purchased such Securities pursuant to the Purchase Agreement without notice of any adverse claim, within the meaning of Section 8-105 of the Uniform Commercial Code (as in effect in the State of New York on the date hereof), free and clear of any adverse claim, within the meaning of Section 8-102 of such Uniform Commercial Code.

                  Mark S. Hirsch, a member of this firm, is an officer of Transatlantic.

                  This opinion is rendered solely to you solely in connection with the transactions contemplated by the Purchase Agreement, and only you are entitled to rely hereon. This opinion may not be used or relied on by you for any other purpose, or by any other person, firm, corporation or entity for any purpose, without our prior written consent.

                                                 Very truly yours,



                      JENKENS & GILCHRIST PARKER CHAPIN LLP


                                  EXHIBIT BB-4

                                                                     EXHIBIT BBB

                 FORM OF OPINION OF COUNSEL FOR THE CARMEL TRUST
                    TO BE DELIVERED PURSUANT TO SECTION 5(c)




                                                               June [ ], 2002



To:      MERRILL LYNCH & CO.
         UBS WARBURG LLC

         CREDIT SUISSE FIRST BOSTON CORPORATION
         GOLDMAN, SACHS & CO.
         as Representatives of the several Underwriters

Dear Ladies and Gentlemen:

                  Re:   Purchase Agreement dated July 3, 2002

                           We refer to:

(a)               the Purchase Agreement dated July 3, 2002 [ ] (the
                  "Purchase Agreement") between the underwriters identified on the Purchase Agreement (the "Underwriters"), Chiltern Trustees Limited as trustee (the "Trustee") of the Carmel Trust (the "Trust"), a trust established under a trust settlement made August 17, 1977 (the "Trust Settlement") and governed by the laws of Ontario and the federal laws of Canada applicable in Ontario and the persons identified in Schedule B attached hereto;

(b) the Custody Agreement dated June 20, 2002 (the "Custody Agreement") between Jenkens & Gilchrist Parker Chapin, LLP and the Trustee; and

(c) the Irrevocable Power of Attorney of Selling Stockholder dated June 20, 2002 (the "Power of Attorney") granted by the Trustee and appointing Robert Smith (the "Attorney-in-Fact") as the attorney-in-fact for the Trustee in connection with certain matters referred to herein.

                           The Purchase Agreement, Custody Agreement and Power
                  of Attorney are collectively referred to in this opinion letter as the "Documents." Capitalized terms used and not otherwise defined in this opinion letter have the meanings respectively assigned to them in the Purchase Agreement.

                                  EXHIBIT BB-1

                           We have acted as counsel to the Trustee solely for
                  the purpose of rendering the opinions herein. We have not been involved in the preparation of the Documents or any other documents associated therewith, and we have not participated in any manner in discussions or negotiations in connection with the Documents or those other documents or in connection with any other matters incidental to the Documents or the transactions contemplated by the Documents.

                           This opinion letter is provided to the Underwriters
                  at the request of the Trustee in partial satisfaction of the condition set forth in Section 5(c) of the Purchase Agreement. It is intended solely for the addressees in connection with the transactions contemplated by the Documents and may not be relied upon by any other person or for any other purpose without our prior consent. No part of this opinion letter may be incorporated, quoted or otherwise referred to in any other document or communication or filed with or otherwise furnished to any governmental authority or other person without our prior written consent.

                           In rendering this opinion letter, we have made such
                  investigations as we deemed necessary including, without limitation, reviewing the Trust Settlement and any amendments thereto and the Resolution of the Trustee approving the Purchase Agreement and authorizing the Attorney-in-Fact to execute the Purchase Agreement on behalf of the Trustee, approving the Custody Agreement and approving and granting the Power of Attorney. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as copies. We are solicitors qualified to carry on the practice of law in Ontario and we express no opinion as to any laws or any matters governed by any laws other than the laws of Ontario and the federal laws of Canada applicable therein. Without limiting the generality of the immediately preceding sentence, we express no opinion with respect to the laws of any other jurisdiction to the extent that those laws may govern the requirements for the transfer of shares free of the claims of third parties, and we express no opinion whether, pursuant to Ontario conflict of laws rules, the laws of Ontario or the federal laws of Canada would govern that issue. Except as to legal conclusions expressed in this letter, we have assumed the accuracy of, and without independent investigation have relied upon, the representations, warranties and other information contained in certificates as to certain factual matters from the Trustee which we have examined.

                           We have also assumed that:

(a) the Custody Agreement constitutes a legal, valid and binding obligation of each of the parties to that agreement other than the Trustee;

(b) if any obligation under the Custody Agreement or the Power of Attorney is required to be performed in any jurisdiction outside of Ontario, the performance of that obligation will not be illegal under the laws of that jurisdiction;

                                  EXHIBIT BB-2

(c) the Trustee and Robert Smith and Gerrit van Riemsdijk in their capacity as Protectors of the Carmel Trust have complied with their fiduciary obligations in connection with the authorization, execution, delivery and performance of the Documents and the transactions contemplated by the Documents; and

(d) the Trustee is incorporated and existing, has the corporate power and capacity to execute, deliver and perform its obligations under the Documents, has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Documents, has duly executed and delivered the Custody Agreement and the Power of Attorney in accordance with those corporate authorizations, and the execution, delivery and performance of the Documents by the Trustee do not violate the constating documents of the Trust nor any corporate law, statute, rule or regulation to which the Trustee is subject.

                           For the purpose of our opinions in paragraph 6 below,
                  which are expressed to be given based on our knowledge, "our knowledge" means the actual knowledge of those lawyers in our firm (Harriet Nowell-Smith and John Cameron) who were the lawyers primarily involved in the preparation of our opinions below, without any independent investigation. Our opinions are limited to the date hereof, and we do not in any event undertake to advise you of any facts or circumstances occurring or coming to our attention subsequent to the date hereof.

                           Based upon and subject to the foregoing, and to the
qualifications expressed below, we are of the opinion that:

1. No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than in connection with any applicable securities, tax, competition or anti-trust laws or laws applicable to foreign investment in Canada, as to which we express no opinion) is necessary or required to be obtained by the Trust for the performance by the Trust of its obligations under the Purchase Agreement or in the Power of Attorney and Custody Agreement, or in connection with the offer, sale or delivery of the Securities to be sold by the Trustee on behalf of the Trust (the "Trustee's Securities").

2. Each Power of Attorney and Custody Agreement has been duly executed and delivered by the Trustee on behalf of the Trust.

3. If an action or proceeding were brought in an Ontario court to enforce the Custody Agreement or the Power of Attorney and that court were to apply the laws of Ontario to govern and interpret the Custody Agreement or the Power of Attorney (either because that court finds that, contrary to the express provisions of the Custody Agreement and the Power of Attorney which stipulate that they will be governed by New York State law, Ontario law is the proper law of the Custody Agreement or the Power of Attorney or because New York State law is not proven in that action or proceeding), each of the Custody Agreement and the Power of Attorney constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms.

                                  EXHIBIT BB-3

4. The Purchase Agreement has been duly authorized, executed and delivered by or on behalf of the Trustee on behalf of the Trust.

5. The Attorney-in-Fact has been duly authorized by the Trustee on behalf of the Trust to deliver the Trustee's Securities on behalf of the Trustee on behalf of the Trust in accordance with the terms of the Purchase Agreement.

6. The execution, delivery and performance of the Documents and the sale and delivery of the Trustee's Securities and the consummation of the transactions contemplated in the Purchase Agreement and compliance by the Trustee with its obligations under the Purchase Agreement have been duly authorized by all necessary action on the part of the Trustee and
         (A) to our knowledge, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Trustee's Securities or any property or assets of the Trust pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement to which the Trustee is a party or by which it may be bound, or to which any of the property or assets of the Trust may be subject, nor (B) will such action result in any violation of the provisions of (i) the constating documents of the Trust, (ii) any law or administrative regulation applicable to the Trust, or (iii) to our knowledge, any judgment or order of any governmental agency or body or any administrative or court decree having jurisdiction over the Trustee or any of the Trust property.

7. [Other than the delivery of the share certificates identified on Schedule A together with a stock power duly endorsed in blank and payment of the purchase price by the Underwriters, no other action is required under the laws of Ontario or the federal laws of Canada to transfer all of the rights of the Trustee, on behalf of the Trust, in respect of those shares to the Underwriters free of the claims of third parties, provided that the Underwriters are acting in good faith and have no notice of any adverse claim affecting those shares and there are no restrictions on transfer noted on those share certificates.]

                           Our opinions above are subject to the following
qualifications:

(i) The enforceability of the Custody Agreement and the Power of Attorney is subject to bankruptcy, insolvency, reorganization, arrangement and other similar laws of general application affecting the enforcement of creditors' rights generally.

(ii) The enforceability of the Custody Agreement and the Power of Attorney are subject to general equitable principles, including the fact that the availability of equitable remedies, such as specific performance and injunctive relief, is in the discretion of a court of competent jurisdiction.

(iii) A judgment of an Ontario court may only be awarded in Canadian currency.

(iv) Provisions which purport to sever from the Custody Agreement or the Power of Attorney any provision which is prohibited or unenforceable under applicable law without

                                  EXHIBIT BB-4
         affecting the enforceability or validity of the remainder of the Custody Agreement or the Power of Attorney may be enforced only in the discretion of a court.

(v) We express no opinions as to exculpations, rights to indemnity and contribution, or as to waivers of rights where inconsistent with applicable law or public policy from time to time in effect.

(vi) We express no opinion regarding title to the Trustee's Securities or to any other property.

(vii) We express no opinion as to any securities, tax, competition or anti-trust laws or laws applicable to foreign investment in Canada.

                                                              Yours very truly,
                                                                  TORYS LLP

                                  EXHIBIT BB-5

                                   SCHEDULE A

                                TO OPINION LETTER

                                  CARMEL TRUST

                                Share Certificate

Share certificate number [ ] for 497,282 shares of CSK Auto [ ] dated [ ]

                                  EXHIBIT BB-6

                                                                       EXHIBIT C

                    Form of lock-up pursuant to Section 5(k)

                                 June ___, 2002

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated,
UBS WARBURG LLC CREDIT
SUISSE FIRST BOSTON CORPORATION
GOLDMAN, SACHS & CO.

   as Representatives of the several
   Underwriters to be named in the
   within-mentioned Purchase Agreement

c/o  Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

         Re:      Proposed Public Offering by CSK Auto Corporation

Dear Sirs:

         The undersigned, a stockholder [and an officer and/or director] of CSK Auto Corporation, a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), UBS Warburg LLC, Credit Suisse First Boston Corporation and Goldman, Sachs & Co. propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company and the Selling Shareholders providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of UBS Warburg LLC, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

                                      Very truly yours,



                                      Signature:
                                                ----------------------------
                                      Print Name:
                                                ----------------------------

                                  EXHIBIT C-1